UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2021

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4701
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2021, Michael Amoroso, President and Chief Executive Officer of Abeona Therapeutics Inc. (the “Company”), and a member of the Board of Directors (the “Board”), notified the Company of his resignation as President and Chief Executive Officer effective October 14, 2021. Mr. Amoroso will remain a member of the Board. On September 17, 2021, Steven Rouhandeh, Chairman of the Board, notified the Company of his retirement and resignation as a member of the Board effective October 14. Also on September 17, the Board voted unanimously to appoint Mr. Amoroso Chairman of the Board effective October 15.

On September 17, 2021, the Board appointed Vishwas Seshadri, Ph.D., M.B.A., as President and Chief Executive Officer and director effective October 15, 2021. As President and Chief Executive Officer, Dr. Seshadri, 46, will serve as the Company’s principal executive officer and principal operating officer. Dr. Seshadri will serve as a Class 2 director and is not expected to serve on any committees of the Board. Dr. Seshadri has served as the Company’s Senior Vice President, Head of Research & Clinical Development since June 1, 2021. Prior to joining the Company, Dr. Seshadri served as executive director at Bristol Myers Squibb from January 2020 to June 2021. Dr. Seshadri also served in various capacities at Celgene Corporation between October 2010 and January 2020, having most recently served as senior director, global marketing. The Company is not aware of any transaction or relationship involving Dr. Seshadri requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Executive Officer, Dr. Seshadri and the Company entered into a letter agreement (the “Agreement”), pursuant to which Dr. Seshadri will receive an annual base salary of $500,000, payable in accordance with regular payroll practices of the Company. Dr. Seshadri will also be entitled to an annual bonus opportunity, with a target range equal to 50% of his base salary and prorated for any partial year of service. Any such bonus will be contingent on Dr. Seshadri’s satisfaction of objective and subjective performance goals established by the Company’s Board of Directors (the “Board”). Additionally, Dr. Seshadri will receive 50,000 shares of restricted stock and options to purchase 300,000 shares of common stock of the Company. The options have a 10-year term and will vest 25% on the one-year anniversary of the grant date and the remaining 75% will vest in equal monthly installments over the following 36 months. The restricted stock will vest 25% on the one-year anniversary of the grant date and the remaining 75% will vest in equal annual installments over the following 36 months. Dr. Seshadri will also be entitled to receive stock option grants and other long-term compensation grants under the Abeona Therapeutics Inc. 2015 Equity Incentive Plan subject to the Board’s discretion and approval. The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2021.

Item 7.01	Regulation FD.

The Company has issued a press release, dated September 21, 2021, announcing the foregoing leadership changes. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information furnished in Exhibit 99.1 hereto shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 21, 2021, entitled “Abeona Announces New Chairman, Executive Leadership Promotions and Key Talent Additions for Final Push Towards Two Biologics License Application (BLA) Filings”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Brendan M. O’Malley
Name:	Brendan M. O’Malley
Title:	Corporate Secretary

Date: September 21, 2021